                                                   EXHIBIT 10.25

                         BASIC LEASE INFORMATION

 Lease  Date:            July 22, 1996

 Tenant:                 TCSI Corporation

 Tenant's Address:       15851 Dallas Parkway, Suite 367 Dallas, TX
                         75248

 Contact:                Ron Iannetta, Program Director/U.S. Field Offices

                         Telephone: (214) 770-5023

 Landlord:               Tricoho, Ltd., a Texas limited partnership

 Landlord's Address:     2200 Ross Avenue, Suite 3700 Dallas, Texas,
                         75201

 Contact:                Property Manager: Jim Delamore

                         Telephone: 214-979-6100

 Premises:               Suite No. 250-G in the office building (the
                         "Building") located or to be located on the land described as being two tracts of land with the first being a Leasehold estate created by lease recorded in Volume 85140, Page 4073, and the second tract being an easement estate created in document recorded in Volume
                         89030, Page 3183, all in the Deed Records, Dallas
                         County, Texas in and to a 0.301 acre tract and a 5 024 acre Tract of land out of the Thomas L. Chenoweth
                         Survey, Abstract No. 273 Deed Records, Dallas County,
                         Texas, and a part of Greenhill Park Addition, in the Town of Addison, Dallas County, Texas and known as
                         Greenhill Park Garden Offices or 14135 Midway Road,
                         Dallas, Texas 75244(the "Land"). The Premises are outlined on the plan attached to the Lease as Exhibit
                         A.

 Term: Sixty (60) months, commencing August 1, 1996 (the "Commencement Date") and ending at 5:00 p.m. July 31, 2001, subject to adjustment and earlier termination as provided in the Lease.

 Basic Rental:           $12,727.40 per month, which is based on an annual Basic
                         Rental of $15.25 per rentable square foot (The initial three (3) months of Basic Rental shall be waived).








 Security Deposit:       Intentionally waived.

 Rent: Basic Rental, Tenant's Proportionate Share of Electrical Costs, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.

 Permitted Use:          General office use.

 Tenant's                4.00403%, which is the percentage obtained by dividing
 Proportionate           (a) the 10,015  rentable square feet in
 Share:                  the Premises by (b) the 250,123 rentable square feet
                         in the Building.

 Expense Stop:           1996 Base Year

 Initial                 $2,000,000.00
 Liability Insurance
 Amount:

 Maximum                 Tenant is taking space in its "As-Is" condition.
 Construction
 Allowance:


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
The foregoing Basic lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

                     LANDLORD:

                     TRICOHO, LTD., a Texas limited partnership

                     By:      Trammell Crow Dallas/Fort Worth, Inc., Its Manager

                         By:      Trammell Crow Dallas/Fort Worth, Ltd.
                              a Texas limited partnership
                              By: TCDFW, Inc., a Delaware corporation
                                  its sole general partner

                         By:      /s/ Charles A. Anderson
                                  -------------------------
                         Name:    Charles A. Anderson
                         Title:   Executive Vice President


                    TENANT:

                    TCSI Corporation

                    By:  /s/ PAUL FARMER
                         --------------------------------
                    Name:    Paul Farmer
                         --------------------------------
                    Title:   CFO
                         --------------------------------


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
                               TABLE OF CONTENTS

                                                              PAGE

DEFINITIONS AND BASIC PROVISIONS ..........................      1

LEASE GRANT ...............................................      1

TERM.......................................................      1

RENT ......................................................      1
(a) Payment................................................      1
(b) Electrical Costs.......................................      1
(c) Annual Cost Statement .................................      1
(d) Adjustments to Electrical Costs .......................      2

DELINQUENT PAYMENT; HANDLING CHARGES ......................      2

SECURITY DEPOSIT ..........................................      2

LANDLORD'S OBLIGATIONS ....................................      2
(a) Services ..............................................      2
(b) Excess Utility Use ....................................      2
(c) Discontinuance.........................................      3
(d) Restoration of Services: Abatement ....................      3

IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE ...........      3
(a) Improvements; Alterations .............................      3
(B) Repairs; Maintenance ..................................      4
(c) Performance of Work ...................................      4
(d) Mechanic's Liens ......................................      4

USE .......................................................      4

ASSIGNMENT AND SUBLETTING .................................      5
(a) Transfers; Consent ....................................      5
(b) Cancellation...........................................      5
(c) Additional Compensation................................      6

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY ................      6
(a) Insurance .............................................      6
(b) Waiver of Negligence Claims; No Subrogation ...........      6
(c) Indemnity..............................................      6

SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE         7
(a) Subordination..........................................      7
(b) Attornment ............................................      7
(c) Notice to Landlord'. Mortgagee ........................      7
RULES AND REGULATIONS .....................................      7
CONDEMNATION ..............................................      7
(a) Taking - Landlord's and Tenant's Rights ...............      7
(b) Taking - Landlord's Rights.............................      7
(c) Award .................................................      8
FIRE OR OTHER CASUALTY ....................................      8
(a) Repair Estimate .......................................      8
(b) Landlord' and Tenant's Rights .........................      8
(c) Landlord's Rights .....................................      8
(d) Repair Obligation .....................................      8

TAXES .....................................................      8

EVENTS OF DEFAULT .........................................      9



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LIST OF DEFINED TERMS

                                        Page No.

Additional Space .....................  F-1
Affiliate ............................    6
AS-IS.................................  D-1
Basic Cost ...........................  C-1
Building..............................    i
Casualty..............................    8
Collateral............................   10
Commencement Date ....................    i
Damage Notice ........................    8
Electrical Costs .....................    1
Excess ...............................  C-1
Expense Stop .........................  C-1
Land .................................    i
Landlord .............................    1
Landlord's Mortgagee .................    7
Lease.................................    1
Loss..................................    6
Mortgage .............................    7
Offer Notice..........................  F-1
Parking Garage .......................  G-1
Permitted Transferee .................    5
Permitted Transfer ...................    5
Primary Lease ........................    7
Substitution Notice ..................   11
Substitution Space ...................   11
Taking ...............................    7
Taxes ................................  C-l
Tenant................................    1
Transfer..............................    5
UCC ..................................   10
Substitution Effective Date ..........   12
Event of Death .......................    9
Basic Lease Information ..............    1
Initial Liability Insurance Amount ...    6
Annual Cost Statement ................    2

REMEDIES .............................    9
PAYMENT BY TENANT; NON-WAIVER ........   10
(a) Payment by tenant ................   10
(b) No Waiver ........................   10
LANDLORD'S LIEN ......................   10
SURRENDER OF PREMISES ................   10
HOLDING OVER .........................   11
CERTAIN RIGHTS RESERVED BY LANDLORD ..   11
SUBSTITUTION SPACE ...................   11
MISCELLANEOUS.........................   12

(a)  Landlord Transfer................   12
(b)  Landlord's Liability.............   13
(c)  Force Majeure....................   13
(d)  Brokerage........................   13
(e)  Estoppel Certificates............   13
(f)  Notices..........................   13
(g)  Separability.....................   13
(h)  Amendments; and Binding Effect...   13
(i)  Quiet Enjoyment..................   14
(j)  Joint and Several liability......   14
(k)  Captions.........................   14
(l)  No Merger........................   14
(m)  No Offer ........................   14
(n)  Exhibits ........................   14
(o)  Entire Agreement ................   14
SPECIAL PROVISIONS ...................   14

                                                                LEASE

                  THIS LEASE AGREEMENT (this "Lease") is entered into as of the 22 day of July, 1996, between Tricoho, Ltd., a Texas limited partnership ("Landlord"), and TCSI Corporation, a Nevada corporation (.Tenant.).


DEFINITIONS AND BASIC
PROVISIONS

                           1. The definitions and basic provisions set forth in
                  the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

                           2. Subject to the terms of this Lease, Landlord
                  leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM

                           3. If the Commencement Date is not the first day of a
                  calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which Date will then be defined as the Commencement Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (1) The Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

         RENT

                           4 (a) Payment. Tenant shall timely pay to Landlord
                  The Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Exhibit C, without deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental due hereunder (i.e.: the installment for the fourth month of the Lease Term) shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of the fifth full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of The current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.


                           (b) Electrical Costs. Tenant shall pay to Landlord an
                  amount equal to the product of (1) the cost of all electricity used by the Building ("Electrical Costs"), multiplied by (2) Tenant's Proportionate Share. Such amount shall be payable monthly based on Landlord's estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter unless Landlord has theretofore furnished Tenant with information indicating the amount due, in which event such amount shall be due within ten business days after Landlord has delivered to Tenant an invoice therefor.

                             (c) Annual Cost Statement. By April 1 of each
                  calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (The "Annual Cost Statement") for the previous year adjusted as provided in Section 4.(d). If the


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                  Annual Cost Statement reveals that Tenant paid more for
                  Electrical Costs than Tenant's Proportionate Share of Electrical Costs the year for which such statement was prepared, then Landlord shall reimburse or credit Tenant for such excess within 30 days after delivery of the Annual Costs Statement in question; likewise, if Tenant paid less than Tenant's Proportionate Share of Electrical Costs, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement in question.

                           (d) Adjustments to Electrical Costs. With respect to
                  any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Electrical Costs for such period shall, for the purpose thereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

DELINQUENT PAYMENT; HANDLING
CHARGES

                           5. All delinquent payments required of Tenant
                  hereunder shall bear interest from the date due until paid at twelve percent (12%). Alternatively, Landlord may charge Tenant a fee equal to 10% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECURITY DEPOSIT

                           6. Intentionally deleted.


LANDLORD'S OBLIGATIONS

                           7. (a) Services. Provided no Event of Default exists,
                  Landlord shall use all reasonable efforts to furnish to Tenant
                  (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably standard; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes (if such replacement is requested by tenant) provided that Landlord's standard change for such bulbs and tubes shall be paid by Tenant; and (6) electrical current during normal business hours other than for equipment whose electrical energy consumption exceeds normal office usage. Landlord Shall maintain the common areas of the Building in order and condition customary of a first class office building, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7.(a) at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten business days after Landlord has delivered to Tenant an invoice therefor.

                           (b) Excess Utility Use. Landlord shall use reasonable
                  efforts to furnish electrical current for equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord Landlord's actual of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption, by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant if there is additional consumption, or paid for by Landlord if no additional consumption has been found; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts



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
                           or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment
                           (other than general office machines) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten business days after Landlord has delivered to Tenant an invoice therefor.

                                    (c) Discontinuance. Landlord's obligation to
                           furnish services under Section 7.(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may as a result of following such governmental rules and regulations, upon not less than 30 days' prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs related to, such service.

                                    (d) Restoration of Service Abatement.
                           Landlord Shall use reasonable efforts to restore any service that becomes unavailable; however, that so long as such unavailability does not result from Landlord's gross negligence, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than five (5) constructive business days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 5-day period) that Tenant is so prevented from making reasonable use of the Premises.

IMPROVEMENTS; ALTERATIONS
REPAIRS, MAINTENANCE


                               8. (a) Improvements; Alterations. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of landlord. Notwithstanding the foregoing, provided that Tenant provides Landlord with prior written notice in advance, Tenant may, without first obtaining Landlord's consent, make alterations to the interior of the Premises, to the extent such alterations do not exceed $5,000.00 and do not affect the Building's structure, HVAC, plumbing, systems, the appearance and/or security of the building, or materially affect the buildings electrical systems. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises (other than trade fixtures), either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of


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
                          Landlord as required hereunder. Notwithstanding in this Lease to the contrary, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations additions, or alterations made to or to the Premises at the request of or by Tenant or by Tenant's use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises (including the Work described to Exhibit D) or in other areas of the Building (other than in the common areas of the Building or any structural portion of the Building).

                                   (b) Repairs; Maintenance. Tenant shall
                          maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the outside the Premises caused by the negligence or misconduct of Tenant or Tenant's agents, contractors, or invitees. Notwithstanding the foregoing, Tenant shall have no obligation to remediate any condition resulting from the presence of hazardous substance on or about the Premises unless the presence of such was caused by, directly or indirectly, Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten business days after Landlord has delivered to Tenant an invoice therefor.

                                    (c) Performance of Work. All work described
                           in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                                   (d) Mechanic's Liens. Tenant shall not permit
                          any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

USE
                                    9. Tenant shall use the Premises only for
                           the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or result in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business


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
                           and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the building

ASSIGNMENT AND SUBLETTING

                                    10. (a) Transfer; Consent. Tenant shall not,
                           without the prior written consent of Landlord (which Landlord may grant or deny in its sole discretion),
                           (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (3) sublet any portion of the Premises, (4) grant any license, concession, or other right of occupancy of any portion of the Premises, or
                           (5) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10.(a)(2) through 10.(a)(7) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its attorneys' fees (which shall not exceed $1,000) and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer, and any Permitted Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Notwithstanding the foregoing, Tenant may Transfer all or part (a "Permitted Transfer") of its interest in this Lease or all or part of the Premises to the following types of entities (a "Permitted Transferee") without the written consent of Landlord.

                                    (i) any person or entity who or which
                           controls, is controlled by, or is under common control with Tenant;

                                    (ii) any corporation in which or with which
                           Tenant, or its corporation successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as a) Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; and b) the net worth of the surviving or created corporation is not less than the net worth of Tenant as of the date hereof, or

                                    (iii) any corporation acquiring all or
                           substantially all of Tenant's assets if such corporation's net worth after such acquisition is not less than the net worth or Tenant as of the date hereof.

                           Tenant shall promptly notify Landlord of any such Permitted Transfer. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                                    (b) Cancellation. Landlord may, within 30
                           days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease as of the date the proposed Transfer was to be effective. Thereafter, Landlord may lease to a prospective transferee (or to any other person) without liability to Tenant.

                                    (c) Additional Compensation. Tenant shall
                           pay to Landlord, immediately upon receipt thereof, all net compensation received by Tenant for a Transfer that exceeds the Basic Rental and Tenant's share of Electrical Costs and Excess allocable to the portion of the Premises covered thereby and costs associated with acquiring a Transferee or Subtenant including Tenant Improvements and commissions.

INSURANCE; WAIVERS;
SUBROGATION; INDEMNITY


                                    11. (a) Insurance. Tenant shall at its
                           expense procure and maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $2,000,000 (the "Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage efficient to cover Tenant's indemnity obligations hereunder, (3) insurance covering Tenant's property and improvements, and other property (including property of others which is not already covered), in the Premises, (4) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity which, directly or indirectly, controls,is controlled by, or is under common control with the party in question.

                                    (b) Waiver of Negligence Claims: No
                          Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss",) caused by casualty, theft, fire, third parties,or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part except to the extent such Loss has been caused solely by Landlord's gross negligence or willful misconduct. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the ease of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or apply to any coinsurance penalty which Landlord might sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                                    (c) Indemnity. Subject to Section 11.(b),
                          Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease.

SUBORDINATION ATTORNMENT;       12.    (a) Subordination. The Lease shall be
NOTICE TO LANDLORD'S       subordinate to any deed of trust, mortgage, or other
MORTGAGEE                  security instrument (a "Mortgage"), or any ground
                           lease, master lease, or primary lease (a "Primary
                           Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

                                    (b) Attornment. Tenant shall attorn to any
                           party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                                    (c) Notice to Landlord's Mortgagee. Tenant
                           shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgage a reasonable opportunity (not to exceed 30 days) to perform Landlord's obligations hereunder.


RULES AND REGULATIONS               13. Tenant shall comply with the rules and
                           regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's, use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.


CONDEMNATION                        14. (a) Taking - Landlord's and Tenant's
                           Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense (which such expense shall include moving Tenant's furniture, equipment, systems, communications, and supplies), relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within 30 days after the Taking. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.


                                   (b) Taking - Landlords Rights. If any
                           material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is reduced to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of
                           Section 14.(a).


                                   (c) Award. If any Taking occurs, then
                           Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.


FIRE OR OTHER CASUALTY

                                    15. (a) Repair Estimate. If the Premises or
                           the Building are damaged by fire, material latent defect in the Building's structure, HVAC, plumbing, electrical or mechanical systems, or other casualty (a "Casualty"),

                           Landlord shall, within 30 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

                                    (b) Landlord and Tenant's Rights. If a
                           material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and landlord estimates that the damage caused thereby cannot be repaired within 60 days after the commencement of repair, then Landlord may, at its expense (which expense shall include Tenant's furniture, equipment, systems, communications, and supplies), relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. Such location may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 90 days after Landlord has delivery the Damage Notice to Tenant. If landlord does not elect to relocate Tenant following such Casualty, and Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, and Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, then (subject to Landlord's rights under Section 15.(c)) Landlord Shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage Shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

                                    (c) Landlord's Rights. If a Casualty
                           damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 15 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

                                    (d) Repair Obligation. If neither party
                           elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and Shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty, however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises.

TAXES

                                    16. Tenant shall be liable for all taxes
                           levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.


EVENTS OF DEFAULT
                                    17. Each of the following occurrences shall
                           constitute an of "Event of Default":

                                    (a) Tenant's failure to pay Rent when due
                           and the continuances of such failure for a period of ten (10) days after Landlord has delivered to Tenant written notice thereof; however, an Event of Default Shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 17.(a) on more than two occasions during the twelve-month interval preceding such failure by Tenant;

                                    (b) Tenant's failure to perform, comply
                           with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space to the Building) and the continuance of such failure for a period of thirty
                           (30) days after the date Landlord delivers to Tenant written notice thereof; however, if such failure cannot be cured within such thirty day period and Tenant commences to cure such failure within such thirty day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional thirty days after the expiration of the thirty day period;

                                    (c) the filing of a petition by or against
                           Tenant (the term "Tenant" shall include, for the purpose of this Section 17.(c), any guarantor of the Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law,
                           (3) for the appointment of a liquidate or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure;

                                    (d) Tenant shall desert or vacate the entire
                           premises for a period of more than sixty (60) days;
                           and

                                    (e) the admission by Tenant that it cannot
                           meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDIES

                                    18. Upon any Event of Default; Landlord may,
                           in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                                    (a) Terminate this Lease by giving Tenant
                           written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

                                    (b) Terminate Tenant's right to possession
                           of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use renewable efforts to relet the Premises on commercially reasonable terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant Shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to coiled amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly dating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a).

                                    (c) LOCKS. Additionally, without notice,
                           Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

PAYMENT BY TENANT; NON-
WAIVER
                                    19. (a) Payment by Tenant. Upon any Event of
                           Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable Attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, and/or restoring the premises to the original condition except for usual wear and tear, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, and other commercially reasonable costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                                    (b) No Waiver. Landlord's acceptance of Rent
                           following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

LANDLORD'S LIEN
                                    20. In addition to the statutory landlord's
                           Lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant now or hereafter situated on the Premises, and all proceeds therefrom (the 'Collateral'), and the Collateral shall not be removed from the Premises without the consent of Landlord until all Obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the UCC). In connection with any public or private sale under the UCC, Landlord shall give Tenant five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition Thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and fee any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also fee a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Landlord hereby subordinates its statutory lien, as well as the security interest granted to it under this Section 20, to all 'purchase money security interests' (as such term is defined in the UCC) ID the Collateral, and the Landlord shall, at Tenant's expense, execute such documentation to evidence such subordination as the owner of any such purchase money security interest may reasonable request.

SURRENDER OF PREMISES
                                    21. No act by Landlord shall be deemed an
                           acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is mate in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). additionally, Tenant shall remove such allocations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this
                           Section 21 shall survive the end of the Term.

HOLDING OVER
                                    22. If Tenant fails to vacate the Premises
                           at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to 150% of the daily Basic Rental payable during the last month of the Term.


CERTAIN RIGHTS RESERVED BY
LANDLORD

                                    23. Provided that the exercise of such
                           rights does not unreasonably interfere with Tenant's occupancy, use or enjoyment of the Premises, Landlord shall have the following rights:

                                    (a) to decorate and to make inspections,
                           repairs alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                                    (b) to take such reasonable measures as
                           Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;


                                    (c) to change the name by which the Building
                           is designated; and

                                    (d) to enter the Premises at all reasonable
                           hours to show the Premises to prospective purchasers, lenders, or tenants.


SUBSTITUTION SPACE
                           24.

                                    Landlord may, one time during the initial
                           Term at Landlord's expense, relocate Tenant within the Building in space which is comparable in size to the Premises and is reasonably suited for Tenant's use. If Landlord relocates Tenant, Landlord will reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture,
                           equipment,   systems, communication set up, and
                           supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. The aforementioned is to insure Tenant that all costs associated with the relocation will enable Tenant to operate its business in a manner comparable to its operation at the time Tenant is given notice by Landlord of its intent to relocate Tenant. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space.

MISCELLANEOUS

                                    25. (a) Landlord Transfer. Landlord may
                          transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, arising following the date of transfer.


                                    (b) Landlord's Liability. The liability of
                           Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                                    (c) Force Majeure. Other than for Tenant's
                           monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                                    (d) Brokerage. Landlord and Tenant each
                           warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except The Staubach Company. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                                    (e) ESTOPPEL CERTIFICATES. From time to
                           time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to the terms of this Lease as Landlord may reasonably request. Notwithstanding the forgoing, Tenant shall have no obligation to assume or incur any additional obligations to any person or entity (including without limitation any obligations to lenders conditioned upon Lender succeeding to Landlord's interest in the Premises or the Building) not set forth in the Lease, nor shall the estoppel certificate require Tenant to waive or release any benefit of Tenant provided in the Lease.

                                    (f) Notices. All notices and other
                           communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                                    (g) Separability. If any clause or provision
                           of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                                    (h) Amendments; and Binding Effect. This
                           Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                                    (i) Quiet Enjoyment. Provided Tenant has
                           performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                                    (j) Joint and Several Liability. If there is
                           more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                                    (k) Captions. The captions contained in this
                           Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                                    (l) No Merger. There shall be no merger of
                           the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                                    (m) No Offer. The submission of this Lease
                           to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                                    (n) Exhibits. All exhibits and attachments
                           attached hereto are incorporated herein by this reference.

                               Exhibit A -       Outline of Premises
                               Exhibit B -       Building Rules and Regulations
                               Exhibit C -       Operating Expense Escalator
                               Exhibit D -       Tenant Improvements - As-Is
                               Exhibit E -       Cancellation Option
                               Exhibit F -       Right of First Refusal
                               Exhibit G -       Parking

                                    (o) Entire Agreement. This Lease constitutes
                           the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

         SPECIAL PROVISIONS
                                    26. ADDENDUM. Landlord and Tenant have
                           executed simultaneously with this Lease an Addendum, the terms of which substantially and materially modify certain terms contained herein. In the event of any conflict between the terms of this Lease and the terms of the Addendum, the terms of the Addendum shall be controlling.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. NOTHING IN THIS PARAGRAPH SHALL DIMINISH THE OBLIGATIONS OF THE LANDLORD OR THE RIGHTS OF THE TENANT THAT ARE EXPRESSLY SET FORTH ELSEWHERE IN THIS LEASE.

               DATED as of the date first written above.

                    LANDLORD:

                    TRICOHO, LTD., a Texas limited partnership

                    By:      Trammell Crow Dallas/Fort Worth, Inc., Its Manager
                              By: Trammell Crow Dallas/Fort Worth, Ltd.
                                 a Texas limited partnership
                                 By: TCDFW, Inc., a Delaware corporation
                                 it's sole general partner
                  By: /s/ Charles A. Anderson
                     ----------------------------
                  Name: Charles A. Anderson
                  Title: Executive Vice President

                  TENANT:

                  TCSI Corporation

                  By :
                      -------------------------
                Name:
                       ------------------------
               Title:
                        -----------------------

                                   EXHIBIT A
                                    Premises
                             SUITE 250 GARDEN OFFICE
                                   10,015 RSF

                                   EXHIBIT B

                         BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

        1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

        2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

        3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.


        4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

        5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

        6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

        7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a Tenant's property while in the Building, shall be repaired at the expense of such tenant.

        8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bird or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

        9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

        10. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

        11. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

        12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

        13. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

                                   EXHIBIT C

                           OPERATING EXPENSE ESCALATOR

       1. Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Building over 1996 Base Year (the "Expense Stop"). Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement. Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during The Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph 3 of this Exhibit when actual Basic Cost is available for each calendar year.

       2. For the purposes of this Exhibit, the term "Basic Cost" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

              (a) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

              (b) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building;

              (c) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made to cause the Building to be in compliance with any legal requirement that was not applicable to the Premises as of the date of this Lease. as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

              (d) Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants (inducing Tenant under Section 7.(b) of this Lease);

              (e) Cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

              (f) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (collectively, "taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

              (g) Cost of repairs, replacements, and general maintenance of the Building, other than repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building;

              (h) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance); and

              (i) The amount of basic rent payable under and pursuant to any ground lease pertaining to the land on which the Building is located.

There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Building, other than capital improvements described in subparagraph 2(c) of this Exhibit and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations or special services attributable solely to tenants of the Building other than Tenant; (3) for interest amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses and fines, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building;
(8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (11) for accounting expenses relating solely to Landlord and not related to the ownership or operations of the Building; (12) for costs to comply with any law to the extent of violations that existed prior to the date of this Lease (including costs to bring the common areas of the Building into compliance with the ADA); (13) for costs directly or solely resulting from the gross negligence or willful misconduct of Landlord or Landlord's agents after the Commencement Date; and (14) for costs directly incurred in connection with or the presence or condition of any hazardous substances in the Premises not caused by Tenant or Tenant's agents, contractors or invitees.

       3. The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in paragraph 4 of this Exhibit. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within 30 days after delivery of the Annual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

       4. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

Tenant may, after giving Landlord forty-five (45) days prior written notice thereof, inspect or have an independent firm of certified public accountants audit Landlord's records relating to Electrical Costs and the Basic Cost for any periods of time within twelve (12) months before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection including the Landlord's overhead costs reasonably allocable to the inspection or audit unless the Annual Cost Statement for the time period in question is determined to be in error by more than five percent (5%) and, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Electrical Costs or Basic Cost previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be within 30 days after notification thereof. Landlord's good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Electrical Costs and Basic Cost shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit and inspection confidential and shall not be permitted to use any third party to perform such audit and inspection unless such third party is reasonably acceptable to Landlord and agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations or special services attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses and fines, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building;
(8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (11) for accounting expenses relating solely to Landlord and not related to the ownership or operations of the Building; (12) for costs to comply with any law to the extent of violations that existed prior to the date of this Lease (including costs to bring the common areas of the Building into compliance with the ADA); (13) for costs directly or solely resulting from the gross negligence or willful misconduct of Landlord or Landlord's agents after the Commencement Date; and (14) for costs directly incurred in connection with or the presence or condition of any hazardous substances in the Premises not caused by Tenant or Tenant's agents, contractors or invitees.

       3. The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in paragraph 4 of this Exhibit. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within 30 days after delivery of the Annual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

       4. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

Tenant may, after giving Landlord forty-five (45) days prior written notice thereof, inspect or have an independent firm of certified public accountants audit Landlord's records relating to Electrical Costs and the Basic Cost for any periods of time within twelve (12) months before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection including the Landlord's overhead costs reasonably allocable to the inspection or audit unless the Annual Cost Statement for the time period in question is determined to be in error by more than five percent (5%) and, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Electrical Costs or Basic Cost previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be within 30 days after notification thereof. Landlord's good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Electrical Costs and Basic Cost shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit and inspection confidential and shall not be permitted to use any third party to perform such audit and inspection unless such third party is reasonably acceptable to Landlord and agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

                                   EXHIBIT D

                            TENANT FINISH-WORK: AS-IS

       Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises. Nothing in this paragraph shall diminish the obligations of Landlord or the rights of Tenant that are expressly set forth elsewhere in this Lease.

                                      D-l

                                   EXHIBIT E

                               CANCELLATION OPTION

Provided Tenant is not in default, Tenant may terminate this Lease upon the third anniversary of the Term by giving Landlord six months written notice of this intent to cancel the Lease and paying the Landlord a termination fee equal to $58,036.94. Such termination fee shall be payable prior to Tenant's vacating the Premises. If Tenant fails to give Landlord the appropriate notice, Tenant's right to terminate shall be waived.

                                   EXHIBIT F

                             RIGHT OF FIRST REFUSAL

       1. After the initial leasing of the space designated on Exhibit A (the "Additional Space") to third parties and subject to then-existing renewal or expansion options of other tenants, Landlord shall first offer to lease to Tenant the Additional Space in an "as is" condition; such offer shall be in writing and specify the then market rent to be paid for the Additional Space and the date on which the Additional Space shall be included in the Premises (the "Offer Notice"). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Additional Space at the rental rate set forth in The Offer Notice, within 10 days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Additional Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Additional Space is to be included in the Premises, on the same terms as this Lease except that (a) the rentable area of the Premises shall be increased by the rentable area in the Additional Space (and Tenant's Proportionate Share shall be adjusted accordingly), (b) The Basic Rental shall be increased by the amount specified for such space in the Offer Notice, and (c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Additional Space to third parties on such terms as Landlord may elect. Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant is not then occupying the entire Premises.

       2. Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated or (b) Tenant assigns (except to a Permitted Transferee) any of its interest in this Lease or sublets the entire Premises.

3. Please see addendum attached hereto and made a part hereof for all purposes.



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
                                   EXHIBIT G

                                     PARKING

       Tenant shall be permitted to use 1:330 or thirty (30) undesignated vehicular parking spaces in the parking garage associated with the Building (the "Parking Garage") during the initial Term at no cost. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of parking space per rentable square foot as established by Landlord from time to time.

                               ADDENDUM TO LEASE






                                       G-2